EXHIBIT 10.32
3M COMPANY
2016 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT
Pursuant to the 3M Company 2016 Long-Term Incentive Plan (as amended from time to time, the “Plan”), 3M Company (the “Company”) granted to the participant listed below (“Participant”) the performance shares described below (the “Performance Shares”). The Performance Shares are subject to the terms and conditions set forth in this Performance Share Award Agreement, the vesting provisions set forth in Appendix A hereto (the “Vesting Appendix”), any additional terms and conditions for Participant’s country set forth in Appendix B hereto (the “Global Appendix”) and the Plan. This Performance Share Award Agreement, the Vesting Appendix and the Global Appendix are referred to, collectively, as this “Agreement.” The Plan, the Vesting Appendix and the Global Appendix are incorporated into this Performance Share Award Agreement by reference.

Participant:
Grant Date:
Target Number of Performance Shares:
Performance Period:	[January 1, 20__] through [December 31, 20__] (the “Performance Period”)
Vesting Schedule:
Subject to the terms and conditions of this Agreement and the Plan, the Performance Shares shall vest as set forth in the Vesting Appendix hereto.
Except as provided in Sections 1.3 and 1.5 of this Performance Share Award Agreement, in the Vesting Appendix, the Global Appendix, or as otherwise provided by the Administrator, in no event shall the Performance Shares vest following Participant’s Termination of Service.

ELECTRONIC ACCEPTANCE OF AWARD:
By clicking on the “ACCEPT” box on the “Grant Terms and Agreement” page, you agree to be bound by the terms and conditions of this Agreement and the Plan. You acknowledge that you have reviewed and fully understand all of the provisions of this Agreement and the Plan, and have had the opportunity to obtain advice of counsel prior to accepting the grant of the Performance Shares pursuant to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Performance Shares.

ARTICLE I.
AWARD; VESTING; FORFEITURE AND SETTLEMENT
1.1    Performance Shares and Dividend Equivalents.
(a)    This Award is expressed in terms of a Target Number of Performance Shares as set forth above (the “Target Number of Performance Shares”). The actual number of Performance Shares that may be earned will depend on Participant’s continued service with the Company or any Subsidiary and the extent to which the performance goals established for the Award are achieved. Each Performance Share earned represents the right to receive one Share on the terms, and subject to the conditions, set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the Performance Shares have vested.
(b)    The Company hereby grants to Participant, with respect to each Performance Share, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable Performance Share is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2    Vesting; Forfeiture(a)    .
(a)    The Performance Shares will vest according to the vesting schedule set forth in the Vesting Appendix (the “Vesting Schedule”). Except as otherwise provided by the Administrator (or its delegate) or as provided for in the Plan or this Agreement with respect to Participant’s Termination of Service prior to the last day of the Performance Period by reason of [(a) the termination of Participant’s employment by the Employer (as defined below) other than for Misconduct (any such Termination of Service, a “Qualifying Termination”) 1 or (b)] Participant’s[ Retirement2,] death or Disability, the Performance Shares will immediately and automatically be cancelled and forfeited as to any portion that is not vested as of Participant’s Termination of Service to the extent such Termination of Service occurs prior to the last day of the Performance Period. For the avoidance of doubt, except as set forth in Sections 1.3 and 1.5 of this Agreement or as provided by the Company under a formal, written severance plan or agreement, if Participant's Termination of Service occurs prior to the last day of the Performance Period, Participant will not earn or be entitled to any pro-rated vesting for any portion of time before the end of the Performance Period during which Participant was providing services, nor will Participant be entitled to any compensation for lost vesting. In addition, the Performance Shares will immediately and automatically be cancelled and forfeited (including any portion that is then vested) upon the execution of a written determination by the Administrator or an authorized representative of the Company that Participant engaged in an act of Misconduct (whether the execution of such written determination occurs before or after Participant’s Termination of Service).
(b)    Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the Performance Share with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
1 Note: Bracketed “Qualifying Termination” provisions throughout this form may be included as part of the award terms for retention and other special grants. Such provisions will not be included as part of the terms of annual grants.
2 Note: Bracketed “Retirement” provisions throughout this form will be included as part of the award terms for annual grants. Such provisions will not be included as part of the terms of retention and other special grants.

1.3    Special Vesting Provisions. Notwithstanding anything to the contrary in Section 1.2 or the Vesting Schedule, the Performance Shares shall continue to vest, or vest on an accelerated basis, in the event of Participant’s Termination of Service prior to the last day of the Performance Period under the following circumstances:
(a)    If Participant’s Termination of Service occurs prior to the last day of the Performance Period by reason of [a Qualifying Termination][Participant’s Retirement], the Performance Shares shall remain eligible to vest in accordance with the Vesting Schedule as if Participant had not incurred a Termination of Service, subject to [(i) Participant’s timely execution and non-revocation of a general release of claims against the Company and its Affiliates (excluding any rights Participant may have to indemnification or coverage under the Company’s directors’ and officers’ liability insurance policy) in a form prescribed by the Company in its sole discretion and (ii)] accelerated vesting pursuant to clause (c) of this Section 1.3; provided, however, that the Target Number of Performance Shares shall be adjusted, effective as of Participant’s Termination of Service, as follows:
(i)    If Participant was appointed to the Executive Conference on or after January 1, 2006 and on or before December 31, 2017, the Target Number of Performance Shares shall be adjusted to equal the product of (A) the Target Number of Performance Shares, as in effect immediately prior to Participant’s Termination of Service, and (B) a fraction, the numerator of which equals the number of whole calendar months Participant provided services to the Company or any Subsidiary during the Performance Period and the denominator of which equals the total number of months in the Performance Period; or
(ii)    If Participant was appointed to the Executive Conference before January 1, 2006 or after December 31, 2017, the Target Number of Performance Shares shall be adjusted to equal the product of (A) the Target Number of Performance Shares, as in effect immediately prior to Participant’s Termination of Service, and (B) a fraction, the numerator of which equals the number of consecutive three-month periods Participant provided services to the Company or any Subsidiary during the first twelve months of the Performance Period and the denominator of which equals four.
[Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in Participant’s jurisdiction that likely would result in the favorable Retirement treatment that otherwise would apply to the Performance Shares pursuant to this Section 1.3(a) being deemed unlawful and/or discriminatory, then the Company will not apply this favorable Retirement treatment at the time of Participant’s Termination of Service and the Performance Shares will be treated as they would under the rules that otherwise would have applied if Participant’s Termination of Service did not qualify as a Retirement.]
(b)    If Participant’s Termination of Service occurs by reason of Disability prior to the last day of the Performance Period, the Performance Shares shall remain eligible to vest in accordance with the Vesting Schedule as if Participant had not incurred a Termination of Service, subject to accelerated vesting pursuant to clause (c) of this Section 1.3.
(c)    If Participant’s Termination of Service occurs by reason of death or Participant dies following the date of Participant’s [Qualifying Termination or] Termination of Service by reason of[ Retirement or] Disability, in each case prior to the last day of the Performance Period, Participant shall vest in a number of Performance Shares equal to the lesser of (i) the Target Number of Performance Shares, or (ii) such other number of Performance Shares determined by the Administrator, in its discretion.
For purposes of this Article I, the term “Disability” shall have the meaning given to such term in U.S. Treasury Regulation section 1.409A-3(i)(4).

1.4    Settlement.
(a)    Except as provided in Section 1.4(c), all of Participant’s Performance Shares which are then vested will be paid in Shares, and any related Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash, in each case, during the thirty (30)-day period beginning with the earliest to occur of the following events:
(i)    the Certification Date (as defined in the Vesting Appendix) (provided that in no event will Shares be issued in settlement of Participant’s Performance Shares pursuant to this clause (i) later than March 15 of the calendar year immediately following the completion of the Performance Period);
(ii)    the date of Participant’s death; or
(iii)    the date of Participant’s Termination of Service following a Change in Control of the Company[ (provided that, if Participant is or will be eligible for Retirement at any time during the Performance Period, such Termination of Service must constitute a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and U.S. Treasury Regulation Section 1.409A-1(h))]. Notwithstanding anything to the contrary in this Agreement or the Plan, no Performance Shares or Dividend Equivalents shall be distributed to Participant pursuant to this Section 1.4(a)(iii) during the six-month period following Participant’s separation from service if the Company determines that distributing such Performance Shares and Dividend Equivalents at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the distribution of any of Participant’s Performance Shares and Dividend Equivalents is delayed as a result of the previous sentence, then such Performance Shares and Dividend Equivalents (including any Dividend Equivalent Account balance) shall be paid to Participant during the thirty (30)-day period beginning on the first business day following the end of such six-month period (or such earlier date upon which such Performance Shares and Dividend Equivalents can be distributed under Section 409A without resulting in a prohibited distribution, including as a result of Participant’s death).
(b)    [Reserved.]
(c)    If permitted by the Company and provided Participant makes a valid deferral election within the time period specified by the Company in the deferral election form, then Participant may elect to change the timing of receipt of the Shares otherwise distributable under Section 1.4(a). Any such deferral election must comply with the requirements of Section 409A of the Code and the applicable Treasury Regulations or other guidance issued thereunder as well as any Plan rules on deferrals and must be made on a form approved by the Company. To the extent made, any such deferral election will be incorporated herein by this reference.
(d)    Notwithstanding any provisions of this Agreement or the Plan to the contrary, the time of distribution of the Performance Shares and the Dividend Equivalents under this Agreement may not be changed except as may be permitted by the Administrator in accordance with Section 409A and the applicable Treasury Regulations promulgated thereunder.
1.5    Effect of Change in Control. Notwithstanding anything to the contrary in the Vesting Schedule or Sections 1.2 and 1.3, in the event of Participant’s Termination of Service prior to the last day of the Performance Period (i) by the Company or any Subsidiary other than as a result of Participant’s Misconduct or (ii) by Participant for Good Reason, in either case, within eighteen (18) months following a Change in Control of the Company, Participant shall vest in a number of Performance Shares equal to the sum of:

(a)    With respect to any calendar year(s) during the Performance Period that have ended on or prior to the date of such Termination of Service, the Vesting Eligible Shares for such calendar year(s) as determined pursuant to the Vesting Schedule; plus
(b)    With respect to any calendar year(s) during the Performance Period that have not ended on or prior to the date of such Termination of Service, the greatest of (i) the Performance Shares that would have been Vesting Eligible Shares for such calendar year(s) if the Company’s performance relative to the performance objectives for such calendar year(s) equaled its actual annualized performance during those calendar quarters completed during the calendar year in which such Participant’s Termination of Service occurs and prior to the date of such Termination of Service as set forth in the Vesting Schedule, (ii) the Performance Shares that would have been Vesting Eligible Shares for such calendar year(s) if the Company’s performance relative to the performance objectives for such calendar year(s) equaled its average actual annual performance for the most recent three consecutive calendar year period ending on or before the date of Participant’s Termination of Service, or (iii) such other number of Performance Shares determined by the Administrator, in its discretion;
provided, however, that the resulting number of Performance Shares under this Section 1.5 shall be prorated to reflect the number of full calendar months during the Performance Period that elapsed prior to the date of Participant’s Termination of Service.
For purposes of this Section 1.5, “Good Reason” means (i) a material diminution in Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control of the Company, (ii) a material diminution in Participant’s base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which Participant is required to perform services for the Company or any Subsidiary.
ARTICLE II.
TAXATION AND TAX WITHHOLDING
2.1    Responsibility for Taxes.
(a)    Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including, but not limited to, the grant or vesting of the Performance Shares or any related Dividend Equivalents, the subsequent sale of Shares acquired upon vesting, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Shares to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    In connection with any relevant taxable or tax withholding event, as applicable, Participant agrees to assist the Company and/or the Employer in satisfying any applicable withholding obligations for Tax-Related Items. In this regard, the Company and/or the Employer, or their respective agents, at their discretion, may satisfy, or allow Participant to satisfy, their withholding obligation, if any, with regard to all Tax-Related Items by any of the following, or a combination thereof:

(i)    By cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;
(ii)    Delivery (including telephonically to the extent permitted by the Company) of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon settlement of the Performance Shares, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the withholding obligation for Tax-Related Items; provided that such amount is paid to the Company at such time as may be required by the Company;
(iii)    To the extent permitted by the Administrator, surrendering Shares then issuable upon settlement of the Performance Shares valued at their Fair Market Value on such date; or
(iv)    By the deduction of such amount from salary or other compensation payable to Participant.
(c)    The Company and/or the Employer has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment of any withholding obligation for Tax-Related Items as Participant’s election to satisfy all or any portion of the Tax-Related Items pursuant to Section 2.1(b)(iii) or (iv) above, or a combination of such sections.
(d)    The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash through the Employer’s normal payroll processes (with no entitlement to the equivalent in Common Stock) or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by surrendering Shares, solely for tax purposes and not intended to modify or restrict in any way Section 4.2 of the Plan, Participant is deemed to have been issued the full number of Shares subject to the vested Performance Share, notwithstanding that a number of Shares are surrendered for the purpose of paying the Tax-Related Items.
(e)    Participant understands and agrees that certain withholding obligations for Tax-Related Items may arise prior to any issuance of Shares or payment of cash under Section 1.4 if the Performance Shares are at any time not subject to a substantial risk of forfeiture for purposes of Section 83 of the Code (or similar rules under non-U.S. legislation or case law) prior to such date. If Shares are issued or cash paid on an accelerated basis to satisfy the U.S. Federal Insurance Contributions Act tax imposed under Sections 3101, 3121(a) or 3121(v)(2) of the Code (the “FICA Tax”) or comparable non-U.S. tax liabilities as provided in this Section 2.1(e) as a result of the lapse of the substantial risk of forfeiture for purposes of Section 83 of the Code (or similar rules under non-U.S. legislation or case law) prior to the issuance of Shares or payment of cash under Section 1.4, then Participant may have income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable non-U.S. federal tax laws, or applicable U.S. or non-U.S. state or local tax laws (together with the FICA Tax, the “FICA-Related Taxes”). Participant’s FICA-Related Taxes shall be satisfied by the deduction of such amount from other compensation payable to Participant. To the extent the other compensation payable to Participant is determined by the Company to be insufficient to satisfy Participant’s FICA-Related Taxes, Participant’s acceptance of the Performance Shares hereunder constitutes Participant’s instruction and authorization to the Company to satisfy the FICA-Related Taxes through the accelerated issuance and withholding of Shares otherwise issuable pursuant to the Performance Shares having a then-current Fair Market Value not exceeding the amount necessary to satisfy the FICA-Related Taxes of the Company and its Subsidiaries based on the applicable statutory withholding rates.
(f)    Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to honor the vesting of the Performance Shares and/or refuse to issue or deliver the Shares or the proceeds from the sale of the Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
ARTICLE III.
OTHER PROVISIONS
3.1    Nature of Grant. By accepting the Performance Shares, Participant understands, acknowledges, and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time in accordance with its terms;
(b)    the grant of the Performance Shares is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares, even if Performance Shares have been granted in the past;
(c)    all decisions with respect to future Performance Shares (as defined in the Plan) or other grants, if any, will be at the sole discretion of the Administrator;
(d)    the Performance Share grant and participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer, or any other Subsidiary and shall not interfere with the ability of the Company, the Employer or any other Subsidiary, as applicable, to terminate Participant’s employment or service relationship (if any) at any time with or without cause;
(e)    Participant is voluntarily participating in the Plan;
(f)    the Performance Shares and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)    the Performance Shares and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement benefits, welfare benefits or other similar payments;
(h)    the future value of the Shares underlying the Performance Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and/or the application of any recoupment, recovery, or clawback policy otherwise required by Applicable Laws;

(j)    for purposes of the Performance Shares, Termination of Service will be deemed to have occurred as of the date Participant is no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Performance Shares, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Performance Shares (including whether Participant may still be considered to be providing services while on a leave of absence);
(k)    unless otherwise agreed with the Company, the Performance Shares and the Shares underlying the Performance Shares, and the income from and value of same, are not granted as consideration for, or in connection with, any services Participant may provide as a director of a Subsidiary;
(l)    unless otherwise provided in the Plan or by the Administrator, the Performance Shares and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Shares or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock;
(m)    the following provision shall not apply to Employees in the State of California: In consideration of the grant of the Performance Shares, and to the extent permitted by applicable law, Participant agrees not to institute any claim against the Company, the Employer or any other Subsidiary, to waive Participant’s ability, if any, to bring such claim, and release the Company, the Employer and any other Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(n)    the following provisions apply if Participant is providing services outside the United States:
(i)    the Performance Shares and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and
(ii)    neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Performance Shares or any amounts due to Participant pursuant to the vesting of the Performance Shares or the subsequent sale of any Shares acquired upon such vesting.
3.2    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to his or her Award(s).

3.3    Transferability. The Performance Shares are not transferable, except by will or the laws of descent and distribution or as permitted by the Administrator in accordance with the terms of the Plan.
3.4    Adjustments. Participant acknowledges that the Performance Shares, the Shares subject to the Performance Shares, and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
3.5    Defined Terms; Titles. Capitalized terms not defined in this Agreement have the meanings given to them in the Plan. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6    Conformity to Applicable Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
3.7    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the transfer provisions set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.8    Entire Agreement and Imposition of Other Terms. The Plan, this Agreement (including all exhibits and appendices hereto) and any valid deferral election made pursuant to Section 1.4(c) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Nonetheless, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
3.9    Severability. In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement.
3.10    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other person.
3.11    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates a contractual arrangement between the Company and Participant only and shall not be construed as creating a trust for the benefit of Participant. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Shares and Dividend Equivalents, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Performance Shares and Dividend Equivalents, as and when settled pursuant to the terms hereof.
3.12    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

3.13    Language. Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. Furthermore, if Participant receives this Agreement or any other document relating to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
3.14    Foreign Asset/Account and Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including upon settlement of Dividend Equivalents, from dividends received or the proceeds arising from the sale of Shares) derived from participation in the Plan, in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The Applicable Laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Participant’s country through a designated broker or bank and/or within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult Participant’s personal legal advisor on these matters.
3.15    Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to, directly or indirectly, accept, acquire, sell, or attempt to sell or otherwise dispose of Shares or rights to Shares during such times when Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions or Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Participant before possessing inside information. Furthermore, Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant’s personal legal advisor on these matters.
3.16    Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. For purposes of Section 409A, each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
3.17    Appendices. Notwithstanding any provisions in this Performance Share Award Agreement, the Performance Shares and Dividend Equivalents shall be subject to any additional terms and conditions set forth in the Vesting Appendix and the Global Appendix. Specifically, in the event Participant resides or relocates to one of the countries included in the Global Appendix, the terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Vesting Appendix and the Global Appendix constitute a part of this Performance Share Award Agreement.
3.18    Governing Law and Venue. This Agreement and the Performance Shares and the Dividend Equivalents will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding the choice-of-law principles of the State of Delaware and any other state requiring the application of a jurisdiction’s laws other than the State of

Delaware. For purposes of litigating any dispute concerning the grant of the Performance Shares, the Dividend Equivalents or this Agreement, Participant consents to the exclusive jurisdiction of the State of Minnesota and agrees that such litigation shall be conducted exclusively in the courts of Ramsey County, Minnesota, or the federal courts for the United States for the District of Minnesota, where this grant is made and/or to be performed.
* * * * *

APPENDIX A (“VESTING APPENDIX”)
TO
PERFORMANCE SHARE AWARD AGREEMENT

[Vesting terms to be determined at the time of grant.]

APPENDIX B (“GLOBAL APPENDIX”)
TO
PERFORMANCE SHARE AWARD AGREEMENT
Certain capitalized terms used but not defined in this Global Appendix have the meanings set forth in the Performance Share Award Agreement (the “Agreement”) or, if not defined therein, the Plan.
Terms and Conditions
This Global Appendix includes additional terms and conditions that govern the Performance Shares granted to Participant under the Plan if Participant resides and/or works in one of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company shall determine, in its sole discretion, to what extent the terms and conditions contained herein shall apply to Participant.
Notifications
This Global Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 1, 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Global Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may become out of date in the future.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant resides and/or works, is considered a resident of another country for local law purposes or transfers employment and/or residency to another country after the Grant Date, the information contained herein may not be applicable to Participant.
DATA PRIVACY PROVISIONS APPLICABLE TO PARTICIPANTS IN THE EEA+

Participants in the European Union/European Economic Area/Switzerland/United Kingdom (collectively, the “EEA+”) should refer to the Data Privacy Notice and Declaration of Consent which is available to Participants online through the Company’s Fidelity platform, and which must be acknowledged and accepted as a condition of accepting this Agreement.
DATA PRIVACY PROVISIONS APPLICABLE TO PARTICIPANTS OUTSIDE THE EEA+
Participant consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this Agreement and any other Performance Share grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries for the purpose of implementing, administering and managing Participant's participation in the Plan.
Participant understands that the Company and the Employer hold certain personal information about Participant, including, but not limited to, Participant's name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, work location, service entry date, leave or disability status, basis for Termination of Service, date of death, any shares of stock or directorships held in the Company, and details of all stock options, Performance Shares or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Data”), for the purpose of implementing, administering and managing Participant's participation in the Plan.
Participant understands that Data will be transferred to Fidelity Investments and certain of its affiliates ("Fidelity"), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant's country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant's local human resources representative. Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan.
Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan. Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant's local human resources representative. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant's consent, Participant's employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant's consent is that the Company may not be able to grant Performance Shares or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant's consent may affect Participant's ability to participate in the Plan. For more information on the consequences of Participant's refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant's local human resources representative.
Finally, Participant understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request that Participant provide another data privacy consent. If applicable and upon request of the Company or the Employer, Participant agrees to provide a separate executed acknowledgment or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
ARGENTINA
Notifications
Securities Law Information. Neither the Performance Shares nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.
Exchange Control Information. Please note that exchange control regulations in Argentina are subject to frequent change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to receiving proceeds from Dividend Equivalents, the sale of Shares or dividends. Participant must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with his or her participation in the Plan.
Foreign Asset/Account Reporting Information. Participant must report any Shares acquired under the Plan and held by him or her on December 31 of each year on Participant’s annual tax return.
AUSTRALIA
Notifications
Securities Law Information. This offer of Performance Shares is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If Participant offers Shares acquired under the Plan for sale to a person or entity resident in Australia, Participant’s offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on any disclosure obligations prior to making any such offer.
Australian Tax Treatment. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding a certain threshold and international fund transfers. The Australian bank assisting with the transaction may file the report on Participant’s behalf. If there is no Australian bank involved in the transfer, Participant will be required to file the report. Participant should consult with his or her personal advisor to ensure proper compliance with applicable reporting requirements in Australia.
AUSTRIA
Notifications
Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) outside Austria (even if held outside of Austria with an Austrian bank), Participant may need to submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” Exemptions apply if the value of the Shares as of any given quarter does not meet or exceed a certain threshold. If required, the reports must be filed on or before the 15th of the month following the last day of the respective quarter.
When Dividend Equivalents are settled, Shares are sold or dividends are paid on such Shares, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of Participant’s cash accounts abroad exceeds a certain threshold, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”
BELGIUM
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account held outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The form to complete the reports are available on the National Bank of Belgium website.
Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax may apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.
Annual Securities Account Tax Information. A “securities account tax” imposes an annual tax on the value of qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total value of securities Participant holds in such an account exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations may apply, depending on whether the securities account is held with a Belgian or foreign financial institution. Participant should consult his or her personal tax advisor for more information regarding his or her annual securities accounts tax payment obligations.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Performance Shares, Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the vesting of the Performance Shares and Dividend Equivalents, the receipt of any dividends, and the sale of the Shares acquired under the Plan.
Labor Law Acknowledgment. By accepting the Performance Shares, Participant agrees that Participant is (i) making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.
Notifications
Exchange Control Information. If Participant is a Brazilian resident, Participant must submit an annual or quarterly declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights exceeds certain thresholds. Assets and rights that must be reported include Shares acquired under the Plan and may include Performance Shares granted under the Plan.
Tax on Financial Transaction (IOF). Repatriation of funds into Brazil and the conversion between BRL and USD associated with such fund transfers may be subject to the Tax on Financial Transactions. It is Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from Participant’s participation in the Plan. Participant should consult with his or her personal tax advisor for additional details.

CANADA
Terms and Conditions
Termination of Service. The following provision replaces Subsection 3.1(j) of the Agreement.
(j)    for purposes of the Performance Shares, Termination of Service will be deemed to have occurred as of the date (the “Termination Date”) that is the earliest of: (i) the date of Participant’s Termination of Service, (ii) the date Participant receives notice of Participant's Termination of Service, or (iii) the date Participant is no longer actively providing services to the Company or any of its Subsidiaries (in all cases regardless of the reason for such termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any). Unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the Performance Shares, if any, will terminate as of the Termination Date and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. The Administrator shall have the exclusive discretion to determine when the Termination Date occurs for purposes of the Performance Shares (including whether Participant may still be considered to be providing services while on a leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires entitlement to vesting during a statutory notice period, Participant acknowledges that his or her right to vest in the Performance Shares under the Plan, if any, will terminate effective as of the last day of his or her minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if the last day of the Performance Period falls after the end of his or her statutory notice period nor will Participant be entitled to any compensation for lost vesting.
Data Privacy. This provision supplements the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above:
If Participant is a resident of Quebec, Participant authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel (professional or not), involved in the administration and operation of the Plan. Participant further authorizes the Company and the Employer to disclose and discuss Participant’s participation in the Plan with their advisors. Participant also authorizes the Company and the Employer to record such information and to keep such information in Participant’s employee file. Participant acknowledges that Participant's personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, Participant also acknowledges that the Company, the Employer, any other Subsidiary and Fidelity may use technology for profiling purposes and to make automated decisions that may have an impact on Participant or the administration of the Plan.
Notifications
Foreign Asset/Account Reporting Information. Canadian residents are required to report their foreign specified property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds a certain threshold at any time in the year. Foreign specified property includes Shares acquired under the Plan and may include the Performance Shares. The Performance Shares must be reported-- generally at a nil cost--if the cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

Securities Law Information. Participant is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange).
CHILE
Terms and Conditions
Labor Law Acknowledgment. The Performance Shares and Shares underlying the Performance Shares, and the income and value of same, shall not be considered as part of Participant’s remuneration for purposes of determining the calculation base of future indemnities, whether statutory or contractual, for years of service (severance) or in lieu of prior notice, pursuant to Article 172 of the Chilean Labor Code.
Notifications
Securities Law Information. This grant of Performance Shares constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of Performance Shares is made subject to general ruling n° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Performance Shares are not registered in Chile, the Company is not required to provide public information about the Performance Shares or the Shares in Chile. Unless the Performance Shares and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta Oferta de Unidades de Acciones Restringidas constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de Unidades de Acciones Restringidas se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Comisión para el Mercado Financiero de Chile (“CMF”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.
Exchange Control Information. Exchange control regulations will apply if Participant’s aggregate investments abroad exceed a certain maximum amount.
Please note that exchange control regulations in Chile are subject to change. Participant should consult with his or her personal legal advisor regarding any exchange control obligations that Participant may have prior to receiving proceeds from the sale of Shares acquired under the Plan.
Tax Reporting and Registration Information. The Chilean Internal Revenue Service (the “CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which the taxpayers will use as a credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929, which is due on June 30 each year.
Registration of the acquisition of Shares with the CIRS will also provide evidence of the acquisition price of the Shares, which Participant will need when the Shares are sold. It may also be possible for Participant to provide other evidence in the form of the Agreement or a report of the vesting and the number of Shares acquired and sold; however, neither the Company nor Fidelity is under any obligation to provide Participant with such a report.

Participant should consult with his or her personal legal and tax advisors regarding how to register with the CIRS (if desired).
CHINA
The following provisions apply only if Participant is subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Terms and Conditions
Forfeiture Upon Termination of Service. Notwithstanding anything to the contrary in this Agreement, to the extent not earlier vested, forfeited, canceled or otherwise extinguished, the Performance Shares shall be forfeited on the date that is six (6) months from the date of Termination of Service (for any reason, including [Retirement][a Qualifying Termination]), or on any earlier date after Termination of Service as may be required under SAFE regulations or rules, and thereafter Participant shall have no entitlement to the underlying Shares.
Immediate Sale of Shares Upon Termination of Service. Participant understands and agrees that upon Participant’s Termination of Service for any reason, including death, Disability, or [Retirement][Qualifying Termination], Participant is required to and Participant will sell all Shares acquired upon settlement of the Performance Shares; provided, however, that if Participant’s Termination of Service occurs by reason of Participant’s [Retirement][Qualifying Termination]no more than six months before the settlement date of the Performance Shares, this requirement to sell all Shares acquired upon settlement of the Performance Shares will apply as soon as reasonably possible following such settlement date. Any Shares not sold at Participant’s direction within a reasonable period of time following Participant’s Termination of Service (or upon the settlement date, if applicable), as determined by the Company in its sole discretion, will be sold on Participant’s behalf pursuant to this authorization without further consent. In this case, the Company will be under no obligation to arrange for such sale at any particular price.
Responsibility for Taxes. Notwithstanding Section 2.1(c) of the Agreement, if Participant fails to provide timely payment of any Tax-Related Items, such failure shall be viewed as Participant’s express authorization (without further action on Participant’s part) for the Company and/or the Employer to satisfy all or any portion of any withholding obligation for Tax-Related Items pursuant to Section 2.1(b)(ii) of the Agreement or, if such withholding method is deemed to be not in accordance with Applicable Laws, pursuant to Section 2.1(b)(iv) of the Agreement.
Repatriation of Sale Proceeds and Dividends. Any Shares that Participant acquires at vesting of the RSUs (less amounts required to be withheld to satisfy Tax-Related Items) will be credited to Participant’s account in Participant’s trust or other account established under the Plan. Participant understands that these Shares must remain in such Participant’s trust or other account until such time as Participant decides or is required to sell them. Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate to the Approved Account described below the proceeds from the sale of Shares that Participant acquires upon the settlement of the Performance Shares. Participant also understands and agrees that this repatriation requirement also applies to any dividends that are paid on such Shares and the Dividend Equivalents paid with respect to the Performance Shares, which must be repatriated to China at the time and in the manner established by the Company. Participant further agrees that such proceeds and dividends must be transferred directly from the participant trust or other account established under the Plan to the dedicated foreign exchange account established by the Company or a Subsidiary in China and approved by SAFE or its local counterpart under applicable exchange control rules (the “Approved Account”) before such proceeds and dividends can be remitted to Participant. Participant further agrees not to instruct or cause the Administrator to transfer such cash proceeds and dividends to any person, broker or entity other than the Approved

Account. Participant further agrees to cooperate with and comply with any other requests made by the Company, the Employer or the Administrator in the future in order to facilitate compliance with the exchange control requirements in China. Participant undertakes to reimburse the Company and its Subsidiaries for any penalties or other charges that they may incur resulting from any failure by Participant to ensure compliance with the requirements set forth in this paragraph. Participant understands that, due to exchange control requirements in China, the funds held on Participant’s behalf in the Approved Account may be converted from U.S. dollars into local currency only once per calendar quarter, and that these funds may not be remitted to Participant until this conversion occurs. Finally, Participant understands and agrees that neither the Company nor the Employer assumes any liability for any fluctuations in the U.S. dollar exchange rate between the time that Participant acquires Shares upon the settlement of the Performance Shares, the time that dividends or Dividend Equivalents are received with respect to such Shares, or the time Participant sells Shares acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company, and the time Participant receives the cash proceeds in China through the Approved Account.
Additional Restrictions. The Performance Shares will not vest and the Shares subject to vested Performance Shares will not be settled unless the Company determines that such vesting and the settlement of the Shares complies with all relevant provisions of law. Further, the Company is under no obligation to allow vesting of the Performance Shares and/or issue Shares upon settlement of the Performance Shares if the Company’s SAFE approval becomes invalid or ceases to be in effect by the time Participant vests in the Performance Shares.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgment. Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of “salary” for any legal purpose.
Notifications
Securities Law Information. The Shares subject to the Performance Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Participant is responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the Performance Shares and any Shares acquired or funds received under the Plan. This may include reporting obligations to the Central Bank (Banco de la República). If applicable, Participant will be required to register Participant’s investment in Shares with the Central Bank, regardless of the value of Participant’s investment. Participant should consult with Participant’s personal legal advisor regarding any obligations in connection with this reporting requirement.
Foreign Asset / Account Reporting Information. Participant may be required to file an annual information return detailing any assets held abroad to the Colombian Tax Office. If the individual value of these assets exceeds a certain threshold, Participant must identify and characterize each asset, specify the jurisdiction in which it is located and provide its value.
COSTA RICA
There are no country-specific terms and conditions.

CROATIA
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Agreement to the contrary, any vested Performance Shares shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares Any references to the issuance of Shares in any documents related to the Performance Shares shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares in Shares, in its discretion.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank (“CNB”) may require Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account. Even in the absence of a request from the CNB, Participant may need to report foreign direct investments with a value exceeding a certain aggregate amount and/or other foreign financial assets with a value in excess of a certain maximum. However, because exchange control regulations change frequently and without notice, Participant should consult with his or her personal legal advisor prior to the vesting of the Performance Shares and the sale of Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with any applicable Czech exchange control laws.
DENMARK
Terms and Conditions
Danish Stock Option Act. By accepting the Performance Shares, Participant acknowledges that Participant has received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended as of January 1, 2019 (the “Act”).
In accepting the Performance Shares, Participant acknowledges the Act has been amended as of January 1, 2019. Accordingly, Participant is advised and agrees that the provisions governing the Performance Shares in case of Participant's Termination of Service under the Agreement and the Plan will apply for any grant of Performance Shares made on or after January 1, 2019. The relevant provisions are detailed in the Agreement, the Plan and the Employer Statement.
Notifications
Foreign Asset/Account Reporting Information. If Participant establishes an account holding Shares or an account holding cash outside Denmark, he or she must report the account to the Danish Tax Administration as part of his or her annual tax return under the section related to foreign affairs and income. Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
DOMINICAN REPUBLIC
There are no country-specific terms and conditions.
ECUADOR
Notifications

Foreign Asset/Account Reporting Information. Individuals who are resident or domiciled in Ecuador are generally required to file an annual Net Worth Declaration with the Internal Revenue Service of Ecuador if the aggregate value of assets held by such individuals exceeds certain thresholds. Assets included in this annual declaration include Shares acquired under the Plan. In addition, Ecuadorian resident individuals are required to report on an annual basis, all monetary assets held in foreign financial entities in excess of a certain threshold. Participant should consult his or her legal or tax advisor to ensure compliance with all applicable reporting obligations.
EL SALVADOR
There are no country-specific terms and conditions.
FINLAND
There are no country-specific terms and conditions.
FRANCE
Terms and Conditions
Consent to Receive Information in English. By accepting the Agreement providing for the terms and conditions of Participant’s grant, Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly.
En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.
The following provisions apply only if Participant is eligible to be granted French-Qualified Performance Shares under the French Sub-Plan (defined below). If Participant is ineligible to be granted French-Qualified Performance Shares under the French Sub-Plan, the Performance Shares will not qualify for the special French tax and social security treatment under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
Type of Grant. The Performance Shares are granted as French-Qualified Performance Shares and are intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. The French-Qualified Performance Shares are granted subject to the terms and conditions of the French Sub-Plan to the Plan (the “French Sub-Plan”).
Certain events may affect the status of the Performance Shares or the underlying Shares as French-Qualified Performance Shares, and the French-Qualified Performance Shares or the underlying Shares may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-Qualified Performance Shares or of the underlying Shares.
Capitalized terms not defined herein, in the Agreement or the Plan shall have the meanings ascribed to them in the French Sub-Plan.
Restrictions on Sale or Transfer of Shares.
(a)    Minimum Mandatory Holding Period. Participant may not sell or transfer any Shares issued at vesting until the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to Shares underlying French-Qualified Performance Shares under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime in France.
(b)    Closed Periods. Participant may not sell any Shares issued upon vesting of the French-Qualified Performance Shares during certain Closed Periods, to the extent applicable to the Shares underlying the French-Qualified Performance Shares granted by the Company, as described in the French Sub-Plan.
(c)    Effect of Termination of Service. Except in the case of Participant’s Termination of Service due to death or Disability, the restrictions described in provisions (a) and (b) above will continue to apply even if Participant is no longer an Employee or managing corporate officer of the Company or a French Entity.
Holding Periods for Managing Corporate Officers. If on the Grant Date Participant qualifies as a managing corporate officer under French law (“mandataires sociaux”) or any similar official capacity of the Company or a Subsidiary, Participant may not sell 20% of the Shares acquired upon vesting of the French-Qualified Performance Shares until the termination of such official capacity, as long as this restriction is applicable to French-Qualified Performance Shares.
No Transfer of French-Qualified Performance Shares. French-Qualified Performance Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner during Participant’s lifetime and upon death only in accordance with Section 7 of the French Sub-Plan, and only to the extent required by Applicable Laws (including the provisions of Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended).
Termination of Service Due to Death. Notwithstanding anything in the Plan or Agreement, if Participant’s Termination of Service occurs by reason of death or Participant dies following the date of Participant's Termination of Service by reason of Disability or [Retirement][Qualifying Termination], in each case prior to the last day of the Performance Period, the Target Number of Performance Shares may be requested by Participant’s legal heirs within six months of the date of death and, if so requested, the Target Number of Performance Shares will be issued to Participant’s legal heirs. If Participant dies after the end of the Performance Period, Participant's legal heirs may request the issuance of the number of Shares that vest pursuant to the Vesting Schedule, and if so requested, the number of Shares that vest pursuant to the Vesting Schedule will be issued to Participant's legal heirs.
Notifications
Foreign Asset/Account Reporting Information. If Participant is a French resident and holds Shares outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing Participant’s annual tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of a certain threshold must be reported monthly to the German Federal Bank (Bundesbank) by accessing the electronic General Statistics Reporting Portal (“Allgemeine Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de) or by such other method and within such other time as permitted or required by the Bundesbank. In addition, Participant may be required to report the acquisition or sale of Shares if the value of the Shares acquired or sold exceeds a certain threshold. It is Participant's responsibility to comply with this reporting obligation and Participant should consult with his or her personal legal advisor in this regard.
Foreign Asset/Account Reporting Information. If Participant’s acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, he or she will need to report the acquisition when he or she files his or her tax return for the relevant year. A qualified participation is attained only if (i) the value of the Shares acquired exceeds a certain threshold and Participants owns 1% or more of the Company, or (ii) Participant holds Shares exceeding 10% of the total Stock.
GREECE
There are no country-specific terms and conditions.
GUATEMALA
There are no country-specific terms and conditions.
HONG KONG
Terms and Conditions
Sale of Shares. In the event the Performance Shares vest within six months of the Grant Date, Participant agrees not to sell any Shares acquired upon vesting of the Performance Shares prior to the six-month anniversary of the Grant Date.
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant is in doubt about any of the contents of this Agreement or the Plan, Participant should obtain independent professional advice. Neither the grant of the Performance Shares nor the issuance of Shares upon vesting constitutes a public offering of securities under Hong Kong law and is available only to Employees. The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Employee and may not be distributed to any other person.
HUNGARY
There are no country-specific terms and conditions.
INDIA
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Agreement to the contrary, any vested Performance Shares shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares Any references to the issuance of Shares in any documents related to the Performance Shares shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares in Shares, in its discretion.
Notifications
Exchange Control Information. Due to Indian exchange control restrictions, Indian residents who are permitted to acquire Shares at vesting of the Performance Shares must repatriate the proceeds from the sale of such Shares, settlement of Dividend Equivalents, and any dividends paid on such Shares to India within such period of time as required by applicable regulations. Participant should maintain any foreign inward remittance certificate received from the bank where the foreign currency is deposited following any repatriation of proceeds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.
Foreign Account/Asset Reporting Information. Indian residents are required to declare any foreign bank accounts and assets (including Shares acquired under the Plan) on their annual tax returns. Participant should consult with his or her personal tax advisor to determine Participant’s reporting requirements.
INDONESIA
Terms and Conditions
Language Consent and Notification. A translation of the documents relating to this grant (i.e., the Plan and the Agreement) into Bahasa Indonesia can be provided to Participant upon request to Participant’s local human resources representative. By accepting the Performance Shares, Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation.
Persetujuan dan Pemberitahuan Bahasa. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini (yaitu, Program dan Perjanjian) ke Bahasa Indonesia dapat disediakan bagi Peserta berdasarkan permintaan kepada perwakilan sumber daya manusia lokal Peserta. Dengan menerima pemberian Performance Share, Peserta (i) mengkonfirmasi bahwa dirinya telah membaca dan mengerti dokumen-dokumen yang terkait dengan pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima syarat-syarat dari dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa, dan Lambang Negara, Serta Lagu Kebangsaan atau Peraturan Presiden pelaksananya.
Notifications
Exchange Control Information. If Participant remits funds into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of exceeding a certain threshold, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Participant must complete a “Transfer Report Form.” The Transfer Report Form will be provided to Participant by the bank through which the transaction is to be made.
Foreign Asset/Account Reporting Information. Indonesian residents are required to report worldwide assets (including foreign accounts and Shares acquired under the Plan) in their annual individual income tax return.
IRELAND
There are no country-specific terms and conditions.

ISRAEL
Terms and Conditions
The following provisions apply to Participants who are or are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to the Performance Shares on the Grant Date.
Capitalized terms used but not defined in these provisions or the Plan or the Agreement shall have the meanings ascribed to them in the Israeli Sub-Plan to the Plan (the “Israeli Sub-Plan”).
Trust Arrangement. The Performance Shares are offered to Participant subject to, and in accordance with, the terms of the Plan, the Israeli Sub-Plan, this Agreement and the Trust Agreement.
The Performance Shares are intended to be 102 Capital Gains Track Grants and qualify for 102 Capital Gains Track tax treatment. Certain events may affect the status of the Performance Shares and the Shares subject to the Performance Shares as qualified under Section 102 and the Performance Shares and the Shares subject to the Performance Shares may be disqualified in the future. The Company does not make any undertaking or representation to maintain the 102 Capital Gains Track status of the Performance Shares and the Shares subject to the Performance Shares.
Participant agrees that, upon request of the Company or the Employer, he or she will execute the 102 Capital Gains Track Grant acceptance prescribed by the Company or the Trustee, according to the procedures and timeline set forth by the Company and the Trustee (which may include executing this Agreement in writing). If Participant does not comply with any such request, the qualified status of the Performance Shares and the Shares under Section 102 may not apply.
Nature of Grant. The following provision supplements Section 3.1 (Nature of Grant) of the Agreement:
By accepting the Performance Shares, Participant (a) acknowledges receipt of and represents that he or she has read and is familiar with the Plan, the Israeli Sub-Plan, and this Agreement; (b) accepts the Performance Shares subject to all of the terms and conditions of Plan, the Israeli Sub-Plan, and this Agreement; and (c) agrees that the Performance Shares, the Shares and any rights issued pursuant to the Performance Shares and the Shares (other than cash dividends and cash payments made pursuant to Dividend Equivalents) will be issued to and deposited with the Trustee and shall be held in trust for Participant’s benefit for the Required Holding Period and as otherwise required by the ITO, the Rules and any ruling or approval of the ITA pursuant to the terms of the ITO, the Rules and the Trust Agreement.
Furthermore, by accepting the Performance Shares, Participant confirms that he or she is familiar with the terms and provisions of Section 102, particularly the 102 Capital Gains Track described in subsection (b)(2) and (b)(3) thereof, and agrees that he or she will not require the Trustee to release the Performance Shares or the Shares to Participant, or to sell the Performance Shares or the Shares to a third party, during the Required Holding Period, unless permitted to do so by the Company and the ITO or the Rules.
The Company may in its sole discretion replace the Trustee from time to time and instruct the transfer of all Performance Shares and Shares held or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee.
Responsibility for Taxes. The following provision supplements Section 2.1 of the Agreement:
In the event the Performance Shares vest and Shares are to be issued to Participant after the expiration of the Required Holding Period, the Shares issued upon vesting shall either be (a)

issued to and deposited with the Trustee to be held in trust for Participant’s benefit, or (b) transferred to Participant directly upon Participant’s request, provided that Participant first complies with his or her obligations with respect to Tax-Related Items. In the event that Participant elects to have the Shares transferred to him or her without selling such Shares, Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO and Section 2.1 of the Agreement, as supplemented by this provision.
The following provisions apply to Participants who permanently transfer to Israel after the Grant Date who do not hold 102 Capital Gains Track Grants.
Vesting/Sale of Shares. This provision supplements Section 1.2 (Vesting; Forfeiture) of the Agreement:
To facilitate compliance with tax withholding obligations in Israel, the Company reserves the right to (a) require Participant to sell all Shares issued under this Agreement either (i) as soon as practicable upon receipt of such Shares, or (ii) upon Participant’s Termination of Service, or (b) to maintain the Shares issued under this Agreement in an account with Fidelity, or such other stock plan service provider as may be selected by the Company in the future (the “Designated Broker”), until the Shares are sold. By accepting this Agreement, Participant authorizes the Company to instruct the Designated Broker, to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization) and Participant expressly authorizes the Designated Broker to complete the sale of such Shares. Participant agrees to sign any forms and/or consents required by the Company or the Designated Broker to effectuate the sale of the Shares. Participant acknowledges that the Designated Broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and any Tax-Related Items, will be delivered to Participant.
Notifications
Securities Law Information. This grant does not constitute a public offering under the Securities Law, 1968.
ITALY
Terms and Conditions
Plan Document Acknowledgment. By accepting the grant of these Performance Shares, Participant acknowledges that Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement. Participant further acknowledges that Participant has read and expressly approves the following sections of the Agreement: “Responsibility for Taxes”; “Nature of Grant”; “Governing Law and Venue;” and the Data Privacy Notice and Declaration of Consent available to Participants online through the Company’s Fidelity platform.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (such as cash, Shares or Performance Shares) which may generate income taxable in Italy are required to report such assets on their annual tax returns or on a special form if no tax return is due. The same reporting duties apply to Italian residents who are beneficial owners of the foreign financial assets pursuant to Italian money laundering provisions, even if they do not directly hold the foreign asset abroad. Participant should consult a personal legal advisor to ensure compliance with applicable reporting requirements.

Foreign Asset Tax Information. The value of the financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares acquired under the Plan) assessed at the end of the calendar year.
JAPAN
Notifications
Foreign Asset/Account Reporting Information. Japanese residents are required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding a certain threshold. Such report will be due by March 15 each year. Participant is responsible for complying with this reporting obligation if applicable to Participant and Participant should consult Participant’s personal tax advisor in this regard.
KOREA
Notifications
Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain threshold on any month-end during a calendar year. Participant should consult with his or her personal tax advisor to determine his or her personal reporting obligations.
LATVIA
There are no country-specific terms and conditions.
MALAYSIA
Terms and Conditions
Data Privacy. The following provision replaces the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above:
Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Performance Shares grant materials by and among, as applicable, the Company and the Employer for the purpose of implementing, administering and managing the Plan.
Participant may have previously provided the Company and the Employer, and the same may hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and condition of Participant’s participation in the Plan, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.
Participant also authorizes any transfer of Data to Fidelity, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant acknowledges that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country, which may not provide the same level of protection to

Data. Participant understands that if Participant resides outside the United States, Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan. Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting HR Help in writing at hrhelpapac@mmm.com. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s service and career with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Performance Shares or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.
Bahasa Malaysia Translation
Anda dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi anda seperti yang dinyatakan dalam Perjanijiandan apa-apa Unit Saham Terbatas dan bahan geran yang lain oleh dan di antara, sebagaimana yang berkenaan, Syarikat dan Majikan anda untuk tujuan membantu dalam pelaksanaan, pentadbiran dan pengurusan Pelan tersebut.
Sebelum ini, anda mungkin telah membekalkan Syarikat dan Majikan anda yang mungkin memegang, maklumat peribadi tertentu tentang anda, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau, pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan anda dalam Pelan, butir-butir semua Anugerah atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah anda, untuk tujuan melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”).
Anda juga memberi kuasa untuk membuat apa-apa pemindahan Data kepada Fidelity, atau pembekal perkhidmatan pelan saham lain yang dipilih oleh Syarikat pada masa depan untuk membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan. Anda mengakui bahawa penerima-penerima Data ini mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara anda, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Anda fahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatan anda. Anda memberi kuasa kepada Syarikat, Fidelity dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan, dan mana-mana penerima lain yang mungkin membantu Syarikat (pada masa kini atau masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut. Anda fahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan Pelan tersebut. Anda fahami bahawa sekiranya anda menetap di luar Amerika Syarikat, anda boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi HR Help secara bertulis di hrhelpapac@mmm.com. Selanjutnya, anda memahami bahawa anda memberikan persetujuan di sini secara sukarela. Jika anda tidak bersetuju, atau jika anda kemudian membatalkan persetujuan anda, perkhidmatan dan kerjaya anda dengan Majikan anda tidak akan terjejas; satunya akibat jika anda tidak bersetuju atau menarik balik persetujuan anda adalah bahawa Syarikat tidak akan dapat memberikan Anugerah atau anugerah ekuiti lain kepada anda atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, anda fahami bahawa keengganan atau penarikan balik persetujuan anda boleh menjejaskan keupayaan anda untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganan anda untuk memberikan keizinan atau penarikan balik keizinan, anda fahami bahawa anda boleh menghubungi wakil sumber manusia tempatan anda.
Notifications
Director Notification Obligation. If Participant is a member of the board of directors of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Performance Shares or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Acknowledgment of the Agreement. By participating in the Plan, Participant acknowledges that Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan. Participant further acknowledges that Participant has read and expressly approves the terms and conditions set forth in the Nature of Grant paragraph of the Agreement, in which the following is clearly described and established: (i) Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) Participant’s participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying Shares.
Labor Law Policy and Acknowledgment.  By participating in the Plan, Participant expressly recognizes that 3M Company, with registered offices at 3M Center, St. Paul, Minnesota 55144, USA, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Términos y Condiciones
Reconocimiento del Contrato. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado Naturaleza de la Oferta en el Convenio, en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones subyacentes.
Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que 3M Company, con oficinas registradas en 3M Center, St. Paul, Minnesota 55144, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.
Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.
Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.
Notifications
Securities Law Information. The Performance Shares granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Performance Shares may not be publicly distributed in Mexico. These materials are addressed to Participant because of his or her existing relationship with the Company and/or any Subsidiary, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS
There are no country-specific terms and conditions.
NEW ZEALAND
Notifications
Securities Law Information. Participant is being offered Performance Shares which, if vested, will entitle Participant to acquire Shares in accordance with the terms of the Agreement and the Plan. The Shares, if issued, will give Participant a stake in the ownership of the Company. Participant may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, Participant will be paid only after all creditors and holders of preference shares (if any) have been paid. Participant may lose some or all of Participant’s investment, if any.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, Participant may not be given all the information usually required. Participant will also have fewer other legal protections for this investment. Participant is advised to ask questions, read all documents carefully, and seek independent financial advice before committing.
The Shares are quoted on the New York Stock Exchange. This means that if Participant acquires Shares under the Plan, Participant may be able to sell the Shares on the New York Stock Exchange if there are interested buyers. Participant may get less than Participant invested. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://investors.3m.com/.
NORWAY
There are no country-specific terms and conditions.
PAKISTAN
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Agreement to the contrary, any vested Performance Shares shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares. Any references to the issuance of Shares in any documents related to the Performance Shares shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares in Shares, in its discretion.
PANAMA
Notifications
Securities Law Information. The Performance Shares and the underlying Shares issued at vesting are not subject to registration under Panamanian law as they are not intended for the public, but solely for Participant’s benefit.

PERU
Terms and Conditions
Labor Law Acknowledgment. By accepting the Performance Shares, Participant acknowledges that the Performance Shares are being granted ex gratia with the purpose of rewarding Participant.
Notifications
Securities Law Information. The grant of Performance Shares is considered a private offering in Peru; therefore, it is not subject to registration in Peru. For more information concerning the offer, please refer to the Plan, the Agreement and any other materials or documentation made available by the Company. For more information regarding the Company, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available at www.sec.gov, as well as the Company’s “Investor Relations” website at http://investors.3m.com/.
POLAND
Notifications
Foreign Asset/Account Reporting Information. Polish residents who maintain bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland are required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.
Exchange Control Information. The transfer of funds in excess of a certain amount into Poland must be made through a bank account in Poland. Participant is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred.
Participant should consult with his or her personal legal advisor to determine what he or she must do to fulfill any applicable reporting/exchange control duties.
ROMANIA
Notifications
Exchange Control Information. If Participant deposits proceeds from the settlement of Dividend Equivalents, the sale of Shares or the receipt of dividends in a bank account in Romania, Participant may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. Participant should consult with his or her legal advisor to determine whether Participant will be required to submit such documentation to the Romanian bank.
RUSSIA
Terms and Conditions
Settlement of Performance Shares. Depending on applicable restrictions then in effect, the Company may postpone the vesting of the Performance Shares or to settle the Performance Shares in cash, instead of Shares, if the Company, in its sole discretion, determines that such postponement of vesting or cash settlement is necessary or advisable to facilitate compliance with Applicable Laws and regulations in Russia. Participant understands that no Shares will be issued upon vesting of the Performance Shares if the Company, in its sole discretion, determines that such issuance would not comply with Applicable Laws and regulations in Russia.
Notifications
Securities Law Information. This Agreement, the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Any issuance of Shares under the Plan has not and will not be registered in Russia and hence the Shares described in any Plan-related documents may not be offered or placed in public circulation in Russia. In no event will Shares issued to Participant under the Plan be delivered to Participant in Russia.
Exchange Control Information. Temporary restrictions imposed by the Russian Presidential Decrees may prohibit Russian residents (e.g., Russian citizens and foreign nationals with a residence permit in Russia) from receiving any Shares or proceeds from the sale of Shares) into a non-Russian bank and/or brokerage account (such as Fidelity). The exchange control rules and regulations in Russia are subject to very frequent change. Therefore, Participant should consult with his or her personal legal advisor to determine the applicability of all repatriation, remittance or other exchange control requirements that may apply to Participant before Participant accepts the Performance Shares to ensure compliance with all applicable exchange control requirements.
Foreign Asset/Account Reporting Information. The following reports or notifications must be filed with the Russian tax authorities, if applicable:
    Annual cash flow and financial asset (including Shares) reporting for an offshore brokerage account (due by June 1 each year for the previous year.
    A one-time notification within one month of opening an offshore brokerage account.
    A one-time notification within one month of closing an offshore brokerage account.
    A one-time notification within one month of changing details of an offshore brokerage account.
Participant should consult with his or her personal tax advisor for additional information about these reporting obligations.
Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, Participant should inform the Company if he or she is covered by these laws because Participant should not hold Shares acquired under the Plan.
Labor Law Information. If Participant continues to hold Shares acquired at settlement of the Performance Shares after an involuntary Termination of Service, Participant may not be eligible to receive unemployment benefits in Russia.
SERBIA
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Agreement to the contrary, any vested Performance Shares shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares. Any references to the issuance of Shares in any documents related to the Performance Shares shall not be applicable.

Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares in Shares, in its discretion.
SINGAPORE
Terms and Conditions
Restriction on Sale of Shares. The Performance Shares are subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and Participant will not be able to make any subsequent offer to sell or sale of the Shares in Singapore, unless such offer or sale is made (1) after six (6) months from the Grant Date or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to and in accordance with the conditions of, any applicable provisions of the SFA.
Notifications
Securities Law Notice. The offer of the Plan, the acquisition of the Performance Shares, and the issuance of the underlying Shares at vesting are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification. If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Performance Shares or Shares) in the Company. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares (including when Participant sells Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company. In addition, a notification must be made of Participant’s interests in the Company within two days of becoming a director, associate director or shadow director. If Participant is the chief executive officer (“CEO”) of a Singapore Subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore Subsidiary, the above notification requirements also may apply to Participant.
SLOVAKIA
There are no country-specific terms and conditions.
SOUTH AFRICA
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Agreement to the contrary, any vested Performance Shares shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares. Any references to the issuance of Shares in any documents related to the Performance Shares shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares in Shares, in its discretion.
SPAIN
Terms and Conditions
Labor Law Acknowledgment. The following provision supplements Section 3.1 (Nature of Grant) of the Agreement:

By accepting the Performance Shares, Participant acknowledges that Participant consents to participation in the Plan and has received a copy of the Plan.
Except as provided in the Award Agreement or in the Plan, Termination of Service for any reason (including for the reasons listed below) will automatically result in the forfeiture of any unvested Performance Shares; in particular, Participant understands and agrees that such Performance Shares will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a Termination of Service prior to vesting by reason of, including, but not limited to, resignation, disciplinary dismissal with or without cause, individual or collective layoff with or without cause, material modification of employment under Article 41 of the Worker’s Statute, relocation under Article 40 of the Worker’s Statute, Article 50 of the Worker’s Statute, Article 10.3 of Royal Decree 1382/1985 and unilateral withdrawal by the Employer.
Furthermore, Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Performance Shares under the Plan to individuals who may be Employees throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Subsidiary, other than to the extent set forth in the Agreement. Consequently, Participant understands that the Performance Shares are offered on the assumption and condition that the Performance Shares and any Shares acquired under the Plan are not part of any employment contract (either with the Company or any Subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this offer would not be made but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Performance Shares shall be null and void.
Notifications
Securities Law Information. The Performance Shares do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. Participant is required to declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed a certain threshold. Different thresholds and deadlines to file this declaration may apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed a certain threshold, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, Participant may be required to file the relevant declaration corresponding to the prior year; however, a summarized form of declaration may be available. Participant should consult a personal tax or legal advisor for further information regarding these exchange control reporting obligations.
Foreign Asset/Account Reporting Information. Spanish residents are required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts, and any transactions carried out with non-residents, if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceed a certain threshold. More frequent reporting is required if such transaction value or account balance exceeds a higher threshold. If neither the total balances, nor the total transactions with non-residents during the relevant period exceed a separate threshold, a summarized form of declaration may be used.
SWEDEN
Terms and Conditions
Authorization to Withhold. The following provision supplements Section 2.1 (Responsibility for Taxes) of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 2.1 of the Agreement, by accepting the grant of Performance Shares, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. Neither this document nor any materials relating to the Shares (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Subsidiaries, and (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).
TAIWAN
Terms and Conditions
Data Privacy. The following provision supplements the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above:
Participant hereby acknowledges having read and understood the Data Privacy Provisions Applicable To Participants Outside the United States and the EEA+ set forth above and, by participating in the Plan, agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide any executed data privacy consent form (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary under applicable data privacy laws, either now or in the future. Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.
Notifications
Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares) into Taiwan up to a certain amount per year. If Participant is a Taiwanese resident and the transaction amount exceeds a certain amount in a single transaction, Participant may need to submit a foreign exchange transaction form and provide supporting documentation to the satisfaction of the remitting bank.

THAILAND
Notifications
Exchange Control Information. Participant is required to immediately repatriate the proceeds from the settlement of Dividend Equivalents, the sale of Shares or from any dividends paid on such Shares to Thailand if the funds received in a single transaction exceed a certain threshold. Participant also will be required to either convert such repatriated proceeds to Thai Baht or deposit the proceeds into a foreign currency deposit account within 360 days of repatriation, unless Participant can rely on an applicable exemption (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Participant must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If Participant fails to comply with these obligations, Participant may be subject to penalties assessed by the Bank of Thailand. Participant should consult his or her personal legal advisor prior to taking any action with respect to remittance of proceeds related to the Plan into Thailand. Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
TRINIDAD AND TOBAGO
There are no country-specific terms and conditions.
TURKEY
Terms and Conditions
Securities Law Information. Under Turkish law, Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “MMM” and the Shares may be sold through this exchange.
Financial Intermediary Obligation. Participant acknowledges that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. Participant is solely responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.
UKRAINE
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Agreement to the contrary, any vested Performance Shares shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares. Any references to the issuance of Shares in any documents related to the Performance Shares shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares in Shares, in its discretion.
UNITED ARAB EMIRATES
Terms and Conditions
Securities Law Information. The Performance Shares are granted under the Plan only to select Employees and are in the nature of providing employee equity incentives in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If Participant does not understand the contents of the Plan and the Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out herein, and has no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 2.1 (Responsibility for Taxes) of the Agreement.
Without limitation to Section 2.1 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.
Notwithstanding the foregoing, if Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 2.1 of the Agreement.
VIETNAM
Terms and Conditions
Cash Settlement. Notwithstanding any provision in the Agreement to the contrary, any vested Performance Shares shall be settled by payment in cash or its equivalent of an amount equal in value to Shares subject to the vested Performance Shares. Any references to the issuance of Shares in any documents related to the Performance Shares shall not be applicable. Notwithstanding the foregoing, the Company reserves the right to settle Performance Shares in Shares, in its discretion.